Exhibit 99.7

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of F-star Therapeutics, Inc., formerly known as “Spring Bank Pharmaceuticals, Inc.” (the “Company”) as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present the combination of the financial information of F-star Therapeutics Limited (F-star”) and Spring Bank Pharmaceuticals, Inc (“Spring Bank”) after giving effect to the Business Combination, and related adjustments described in the accompanying notes. F-star and Spring Bank are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Company.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give proforma effect to the Business Combination as if the acquisition had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if the acquisition was completed on September 30, 2020.

The historical financial statements of Spring Bank and F-star have been adjusted to give pro forma effect to events that are (i) directly attributable to the Exchange, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, at the date hereof are expected to have a continuing impact on the combined companies’ results.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Spring Bank and F-star and the notes thereto, as well as the disclosures contained in the Proxy Statement/Prospectus in the sections titled “Spring Bank’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “F-star’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as filed with the SEC on August 28, 2020. Financial statements prepared under International Financial Reporting Standards as issued by the IASB (“IFRS”) have also been provided for - f-star Biotechnologische Forschungs-und Entwicklungsges.m.b.H, and of F-star Beta Limited. Refer to Note 6 below for more details on the F-star reorganization during 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes and do not necessarily reflect what the Company financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On November 20, 2020, F-star completed a share exchange agreement with Spring Bank, a NASDAQ- listed, clinical-stage biopharmaceutical company, under the terms of which, each outstanding share of F-star was exchanged for Spring Bank common stock at an exchange ratio of 0.1125. The resulting ownership percentages for Spring Bank shareholders and F-star shareholders immediately as of the closing was 46.3% and 53.7%, respectively.

In the unaudited pro forma condensed combined financial statements, the Exchange was recorded as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States (“U.S. GAAP”). The Exchange will be accounted for as a reverse acquisition under the accounting guidance and F-star, as the accounting acquirer, will record the assets acquired and liabilities assumed of Spring Bank in the Exchange at their fair values as of the acquisition date. Spring Bank and F-star have determined a preliminary estimated purchase price calculated as described in Note 3 to the unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired and liabilities assumed in connection with the Exchange are recorded at their estimated acquisition date fair values. The final purchase price allocation is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

The final purchase price allocation is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger as the Company and not yet completed an external valuation analysis of the fair value of Spring Bank’s assets to be acquired and liabilities to be assumed. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements

THE COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

SEPTEMBER 30, 2020

(in millions)

	F-star	Spring Bank	Pro Forma Adjustments	Pro Forma Combined	Note
Assets
Current assets
Cash and cash equivalents	$5.5	$10.0	$15.0	$30.5	A
Marketable securities	—	10.0		10.0
Prepaid expenses and other current assets	2.2	2.6		4.8
Tax incentive receivable	1.9	—		1.9

Total current assets	9.6	22.6	15.0	47.2
Property and equipment, net	1.0	1.9	(1.9)	1.0	C
Goodwill	4.2		9.8	14.0	D
In-process research and development	12.9	—	4.7	17.6	C
Other assets	0.2	2.7	0.1	3.0	C

Total assets	$27.9	$27.2	$27.7	$82.8

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5.6	$3.1	$—	$8.7
Accrued expenses and other current liabilities	8.9	2.8	8.9	20.6	E
Lease liability	0.2	0.3		0.5
Deferred revenue	0.1			0.1
Convertible notes	19.0	—	(19.0)	—	B

Total current liabilities	33.8	6.2	(10.1)	29.9
Non-current liabilities:
Lease liability, noncurrent	—	2.6	0.3	2.9	C
Other long-term liabilities	—	0.1	2.5	2.6	C

Total non-current liabilities	—	2.7	2.8	5.5
Stockholders’ equity:
Preferred Stock	—	—	—	—
Common Stock	0.2	—	(0.2)	—	F
Additional paid-in capital	28.8	164.5	15.0	82.6	A
			19.0		B
			(144.7)		E, F
Accumulated other comprehensive income	(0.7)	—		(0.7)
Accumulated deficit	(34.2)	(146.2)	146.2	(34.5)	F
			(0.3)		B

Total stockholders’ equity	(5.9)	18.3	35.1	47.5

Total liabilities and stockholders’ equity	$27.9	$27.2	$27.7	$82.8

THE COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2020

(in millions, except per share amounts)

	F-star	Spring Bank	Pro Forma Adjustments	Pro Forma Combined	Note
Revenue	$11.1	$—	$—	$11.1
Operating Expenses:
Research and development	10.7	11.0		21.7
General and administrative	13.8	7.9	(2.8)	18.9	E

Total operating expenses	24.5	18.9	(2.8)	40.6

Loss from operations	(13.4)	(18.9)	2.8	(29.5)
Other expense
Other (expense)	(1.2)	(1.2)	0.8	(1.6)	B
Change in fair value of liabilities	(2.3)	—	2.3	—	B

Loss before tax	(16.9)	(20.1)	5.9	(31.1)
Income tax expense	(0.2)	—		(0.2)

Net loss	$(17.1)	$(20.1)	$5.9	$(31.3)

Net loss per share, basic and diluted	$(1.05)	$(1.19)		$(3.53)	G

Weighted-average common shares outstanding, basic and diluted	16,258,058	16,942,582		8,886,204	G

THE COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2019

(in millions, except per share amounts)

	F-star Reorganization Combined	Spring Bank	Pro Forma Adjustments	Pro Forma Combined	Note
Revenue	$30.2	$—	$—	$30.2
Operating Expenses:
Research and development	37.5	23.3		60.8
General and administrative	20.9	9.7	(0.1)	30.5
Impairment of intangible assets	4.1			4.1

Total operating expenses	62.5	33.0	(0.1)	95.4

Loss from operations	(32.3)	(33.0)		(65.2)
Other income (expense), net:
Other income (net)	0.9	0.7	0.2	1.8	B
Change in fair value of liabilities	(1.5)	8.2	1.5	8.2	B

Loss before tax	(32.9)	(24.1)	1.7	(55.2)
Income tax benefit (expense)	1.6	—		1.6

Net loss	$(31.3)	$(24.1)	$1.7	$(53.6)

Net loss per share, basic and diluted	$(2.28)	$(1.46)		$(6.11)	G

Weighted-average common shares outstanding, basic and diluted	13,734,903	16,454,083		8,764,079	G

1. Description of the Business Combination

On November 20, 2020, F-star Therapeutics Limited. (“F-star”) completed a share exchange agreement with Spring Bank Pharmaceuticals Inc (“Spring Bank”), a NASDAQ- listed, clinical-stage biopharmaceutical company. Immediately prior to the combination, Spring Bank effectuated a 1:4 reverse stock split of shares of its common stock which equated to 4,449,559 common shares which represented 17,267,202 shares of Spring Bank common stock outstanding as of November 20, 2020, prior the 1:4 stock split and 532,000 shares of restricted common stock that became vested in full upon the closing of the Merger, prior the 1:4 stock split less the fractional shares which equated to 241 shares which were purchased by F-star for an immaterial amount. Concurrent with the closing of the business combination, each outstanding share of F-star was exchanged for Spring Bank common stock at an exchange ratio of 0.1125. The resulting ownership percentages for Spring Bank shareholders and F-star shareholders immediately as of the closing was 46.3% and 53.7%, respectively. Concurrent with the closing of the combination, an investor syndicate that comprises Atlas, AESCAP, SR One, M Ventures, MH Partners and other new investors, invested $15 million in F-star.

F-star Reorganization Combined.

On May 7, 2019, F-star completed a corporate reorganization pursuant to which F-star became the direct holding company of each of F-star Delta Ltd (“Delta”), F-star Beta Ltd (“Beta”), F-star Biotechnologische Forschungs-und Entwicklungsges, m.b.H. (“GmbH”), and F-star Alpha Ltd (“Alpha”) and the indirect holding company of each of F-star Biotechnology Limited (‘Biotech’), and F-star Therapeutics LLC (‘LLC’) (collectively, the “F-star Reorganization Combined”). (See note 6)

2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X on a basis consistent with U.S. GAAP. The historical financial information of Spring and F-Star has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that F-star incurred significant losses during the historical periods presented.

Accounting Policies

During the preparation of the accompanying unaudited pro forma combined financial information, management did not identify any material differences between Spring Bank’s accounting policies and the accounting policies of F-star.

3. Accounting for the Exchange

Management has concluded that the Exchange represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). For accounting purposes, F-star was determined to be the accounting acquirer based upon the terms of the Exchange and other factors including: (x) F-star’s security holders own over 57% of the combined company immediately following the closing of the Exchange, (y) F-star directors hold a majority board seats in the combined company, and (z) F-star management hold all key positions in the management of the combined company, and the Exchange will be accounted for as a reverse acquisition using the acquisition method of accounting for business combinations under the guidance of ASC 805. Accordingly, F-star will record the acquired assets and liabilities of Spring Bank at their fair value as of the Exchange closing date.

Management has estimated the preliminary purchase price, however the initial accounting for the business combination is incomplete. As a result, management has estimated the allocation of the preliminary purchase price to Spring Bank’s assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when the final assets and liabilities and any asset sales are known, and detailed valuations and any other studies and calculations deemed necessary have been completed. The final purchase price and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma adjustments resulting from changes to assets and liabilities and to the ultimate purchase consideration, and operations during the intervening period to the closing of the Exchange, among other factors.

The preliminary purchase price, or the proportional value to be retained by the Spring Bank stockholders and the holders of its common stock equivalents, has been based on the last sale price of Spring Bank common stock on The Nasdaq Capital Market on November 20, 2020. This preliminary purchase price is based on the aggregate number of shares of Spring Bank’s common stock and common stock equivalents outstanding, giving consideration to in-the-money share options and warrants, at the closing, of the Exchange as summarized below (in millions, except share and per share amounts):

Number of full shares owned by Spring Bank stockholders (1)	4,449,559
Multiplied by fair value per share of Spring Bank common stock (2)	$4.84

Value of common stock	21.5
Preliminary Contingent value rights	2.5

Purchase price	$24.0

(1)

The preliminary purchase price was determined based on the number of shares of Spring Bank common stock that Spring Bank stockholders own immediately prior to the closing of the Merger. For purposes of this unaudited pro forma condensed combined financial information, the number of shares of 4,449,559 represents (a) 17,267,202 shares of Spring Bank common stock outstanding as of November 20, 2020, prior the 1:4 stock split and (b) 532,000 shares of restricted common stock that became vested in full upon the closing of the Merger, prior the 1:4 stock split less the fractional shares which equated to 241 shares which were purchased by F-star for an immaterial amount.

(2)	The purchase price was based on the last reported sale price of Spring Bank common stock on the Nasdaq Capital Market immediately prior to the closing of the Merger (November 20, 2020).

The excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill on the balance sheet.

The following summarizes a preliminary allocation of the Exchange as of November 20, 2020:

Cash and cash equivalents	$1.9
Marketable securities	12.9
Prepaid expenses and other assets	1.2
Operating lease right of use asset	2.8
Intangible assets	4.7
Accounts payable, accrued expenses and other liabilities	(5.9)
Other long-term liabilities	(0.2)
Operating lease liability	(3.2)

Net assets acquired	14.2
Less: preliminary purchase price	24.0

Goodwill	$9.8

The purchase price allocation will also remain preliminary until the final assets and liabilities existing at closing are determined and detailed valuations and any other studies and calculations deemed necessary have been completed. Goodwill of $9.8 million determined for the purpose of this unaudited pro forma combined financial information had been calculated using preliminary estimates of the fair value of the net assets of Spring Bank as of the completion of the Merger. The purchase price allocation is preliminary and will be revised as additional information becomes available and as additional analyses are performed which could be materially different from the amounts presented in the unaudited pro forma combined financial statements.

The final purchase price allocation is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

4. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (i) directly attributable to the Exchange, (ii) factually supportable, and (ii) with respect to the unaudited proforma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the company. The unaudited pro forma condensed combined financial information gives effect to the reverse stock split of Spring Bank common stock, which occurred immediately prior to the Closing.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.

Concurrently with the execution of the Exchange Agreement, certain existing investors of F-star agreed to subscribe in a private placement of securities of F-star immediately prior to the Closing (the “Pre-Closing Financing”). This adjustment reflects the $15 million in net proceeds from the Pre-Closing Financing.

B.

Pursuant to the terms of the Exchange Agreement and immediately prior to the Closing, all issued and outstanding F-star convertible promissory notes converted into F-star ordinary shares (the “F-star Note Conversion”). This adjustment reflects the conversion of F-star Convertible Notes into Series A preference shares which converted into ordinary F-star shares immediately prior to the closing of the Exchange. F-star has elected the fair value option for this instrument and the impact of changes in fair value is reflected in historic earnings. For purposes of the pro forma statement of operations, it is assumed that conversion to equity took place on January 1, 2019 and amounts recorded to earnings related to marking this instrument to fair value and interest expense have been reversed.

C.

To reflect preliminary fair values of Spring Bank assets acquired and liabilities assumed, including recognition of an indefinite-lived intangible asset for in-process research and development. This intangible asset would only be amortized over the respective estimated useful lives of any products that receive appropriate regulatory approvals, if any. Until such time it will be subject to impairment testing. Property, plant and equipment was disposed by Spring Bank before the completion of the Exchange. Additionally, a positive adjustment of $0.6 million to align the lease right of use asset and liability has been offset by a negative adjustment of $0.3 million to reflect the fact that Spring Bank’s lease for its headquarters and research facility, which was subleased just before the Exchange was off-market. The right of use asset related to the lease will be amortized over the remaining lease term of seven years. Also, a liability of $2.5 million has been recognized for the estimated fair value of the CVRs provided to Spring Bank shareholders. The estimate of fair value of the CVR is preliminary, relies significantly on information which is available in the public domain and given the uncertainties inherent this preliminary estimate is highly subject to change as more complete information is obtained. The change in fair value of the CVRs will be updated each reporting period. The Company currently does not have a basis to evaluate the potential impact on earnings prospectively. The related deferred tax effect of these adjustments has also been recognized.

D.

Represents an adjustment to record goodwill resulting from the Exchange. Goodwill represents the excess of the preliminary purchase price over the fair value of Spring Bank identified net assets. The goodwill was primarily due to the Company gaining access to the NASDAQ.

E.

To reflect the accrued liabilities that are assumed by F-star of approximately $2.9 million in severance cost payable to Spring Bank officers, $6.0 million for transaction costs directly attributable to the closing of the Exchange. The $6.0 million in transaction costs includes the following costs to be incurred by Spring Bank and F-star for investment banking services, legal, accounting, director and officer tail insurance and other expenses. These pro forma transaction costs are not reflected in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to have a continuing effect on the operating results of the combined company. For the period through September 30, 2020, Spring Bank incurred $0.8 million and F-star incurred $1.8 million of transaction expenses for legal, accounting and other costs. In addition, F-star issued 29,940 common shares (at the price of $8.35 calculated as $250,000 for professional fees.

F.	To reflect (1) the elimination of Spring Bank’s historical stockholders’ equity and (2) the issuance of Spring Bank common shares in exchange for F-star’s ordinary shares to finance the acquisition.

G.

Reflects the pro forma weighted average shares outstanding, including the issuance of common shares to effect the Exchange, giving effect to the 1:4 reverse stock split. Shares issued to finance the transaction assumes that immediately prior to the closing of the Exchange that all of the issued and outstanding Seed Preference Shares and Series A Preference Shares of F-star converted into approximately 23.4 million ordinary shares of F-star, and all outstanding F-star convertible loan notes converted into 12.8 million ordinary shares of F-star. Shares issued to finance the transaction resulted in the issuance of approximately 10.1 million ordinary shares of F-star. The total $46.4 million shares converted to 4.6 outstanding shares after the 1:4 reverse stock split of F-star common shares less 0.6 million of unvested F-star stock options. In addition, the effect of the 1:4 reverse stock split for Spring Bank that occurred prior to the closing was the following:

	Nine months ended September 30, 2020	Year ended December 31, 2019
Spring Bank historic shares weighted average shares, as reported	16,942,582	16,454,083

Effect of 1:4 reverse stock split on weighted average shares outstanding	4,235,646	4,113,521
Spring Bank shares issued at the closing	4,620,618	4,620,618
Shares issued for professional services	29,940	29,940

Combined proforma weighted average shares outstanding	8,886,204	8,764,079

5. Shares of F-star Common Stock Issued to F-star Stockholders at the Closing of the Merger

At the closing of the Merger, all outstanding shares of F-star capital stock converted into shares of Spring Bank common stock. Based on the 17,267,202 shares of Spring Bank common shares and 532,000 restricted shares vested on the Exchange as of November 20, 2020, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 0.1125, Spring Bank issued 4,620,618 shares, on a post-split basis, of Spring Bank common stock in the Merger, determined as follows on November 20, 2020:

F-star ordinary shares outstanding	16,265,864
F-star seed shares outstanding	103,611
F-star Series A preferred shares outstanding	1,441,418
F-star shares subject to share options	5,630,368

F-star ordinary shares and options outstanding	23,441,261
F-star ordinary shares to be issued for notes conversion	12,851,365
F-star ordinary shares to be issued in pre-close financing	10,067,781

Total F-star shares for calculation of exchange	46,360,407
Exchange ratio	0.1125

Transaction shares	5,215,546
Less: Transaction shares related to unvested options	(594,927)

Spring Bank Shares Issued to Complete Transaction	4,620,618

6. Combination of F-star Entities

On May 7, 2019, F-star completed a corporate reorganization pursuant to which F-star became the direct holding company of each of F-star Delta Ltd (“Delta”), F-star Beta Ltd (“Beta”), F-star Biotechnologische Forschungs-und Entwicklungsges, m.b.H. (“GmbH”), and F-star Alpha Ltd (“Alpha”) and the indirect holding company of each of F-star Biotechnology Limited (‘Biotech’), and F-star Therapeutics LLC (‘LLC’) (collectively, the “F-star Reorganization Combined”). Prior to the transactions described below, all F-star Group entities were deemed to be related parties due to common directorships but were not under common control.

Exchange of Delta Shares for F-star Shares (capital reorganization)

All shareholders of Delta exchanged each of the shares held by them in Delta for the same class and number of newly issued shares of F-star and, as a result, Delta became a wholly owned subsidiary of F-star. The number of shares issued was 9,053,538 at a ratio of 1:1. This was accounted for as Delta obtaining a controlling interest in F-star using reverse acquisition accounting principles.

F-star, the legal acquirer of Delta and the other F-star Group Entities (see below), is an entity with no historical operations and was created solely for the purpose of effecting the corporate reorganization. Accordingly, for accounting purposes, it was not deemed substantive nor the accounting acquirer of the F-star Group Entities. The effect of using reverse acquisition accounting is that the historical (prior to the date of acquisition) financial statements of F-star reflect the operations and historical financial position and financial performance of legal subsidiary Delta (the accounting acquirer).

Exchange of GmbH, Beta and Alpha Shares for F-star Shares (business combinations and asset acquisition)

Effective as of the date of and subsequent to the Delta share exchange, all shareholders of each of Alpha, Beta and GmbH exchanged each of the shares held in Alpha, Beta and GmbH for newly issued shares in F-star. As a result, Alpha, Beta and GmbH became wholly owned subsidiaries of F-star. Holders of options to purchase shares of Alpha, Beta and GmbH swapped their existing options for new options to purchase shares of F-star.

GmbH and Beta were deemed to meet the definition of a business in accordance with ASC 805 Business Combinations. The acquisition of GmbH and Beta was accounted for a business combination, and the acquisition of a controlling interest in Alpha was accounted for as an asset acquisition. No other assets, including cash, were transferred or liabilities assumed as consideration for the corporate reorganization. The transaction price was measured as the fair value of equity issued in accordance with ASC 805 Business Combinations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 was prepared using the historical results of F-star for the year ended December 31, 2019, and the historical results for Beta, converted from GBP to US Dollars at an exchange rate of 1.30 , and GmbH, converted from the Euro to US Dollars at the exchange rate 1.13 for the period from January 1, 2019 to May 6, 2019. The effect of transactions between the entities during the period January 1, 2019 to May 6, 2019 have been eliminated as though the companies were part of a consolidated group. Certain amounts were recast that was previously filed in Form S-4 on August 28, 2020 in order to be presented under the US GAAP format. There were no adjustments needed to conform to US GAAP from the previously reported IFRS financial statements of GmbH and Beta.

	F-star (Year ended December, 31)	GmbH (Period ended May 6)	Beta (Period ended May 6)	Eliminations	F-star Reorganization Combined
Revenue	$28.3	$10.3	$10.3	$(18.6)	$30.2
Operating Expenses:
Research and development	31.4	4.9	9.1	(7.9)	37.5
General and administrative	15.3	4.4	1.2		20.9
Impairment of intangible assets	4.1				4.1

Total operating expenses	50.8	9.3	10.3	(7.9)	62.5

Loss (income) from operations	(22.5)	0.9	—	(10.7)	(32.3)
Other income (expense), net:
Other income (net)	0.2	0.8	(0.1)		0.9
Change in fair value of liabilities	(1.5)				(1.5)

Loss (income) before tax	(23.8)	1.7	(0.1)	(10.7)	(32.9)
Income tax benefit	0.8	—	0.8	—	1.6

Net loss (income)	$(23.0)	$1.7	$0.7	$(10.7)	$(31.3)

The GmbH financial statements prepared in accordance with IFRS for the period January 1, 2019 to May 6, 2019 present operating expenses by their nature. A reconciliation of the amounts presented in the IFRS audited financial statements to the US GAAP amounts above as converted to US Dollars by function is provided below.

		Allocation by Function
	Expense by Nature
	(per Audited IFRS Financial Statements)	Research and Development	General and Administrative
Raw materials and consumables used	$1.5	$1.5	$—
Depreciation, amortization and loss on disposal	0.5	0.3	0.3
Employee expenses	3.8	2.2	1.6
Other expenses	3.5	1.0	2.5

Total	$9.3	$4.9	$4.4